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EXHIBIT 99.2

         PRESS RELEASE

	Contact:	Donald Fleming Senior Vice President
January 22, 2003	Contact #:	(718) 697-2813
ANNOUNCEMENT:	STATEN ISLAND BANCORP, INC. DECLARES QUARTERLY CASH DIVIDEND

        STATEN ISLAND,  NEW YORK—(NYSE: SIB),  Staten Island Bancorp, Inc. (the "Company") announced today that its Board of Directors has declared a cash dividend of $0.13 per share on the Common Stock of the Company. The dividend will be payable February 14, 2003 to the stockholders of record at the close of business on February 3, 2003.

        Staten Island Bancorp, Inc. is the holding company for SI Bank & Trust. SI Bank & Trust was chartered in 1864 and currently operates 17 full service branches and three limited service branches on Staten Island, New York, and two full service branches in Brooklyn, New York; and 15 full service branches in New Jersey. SI Bank & Trust also operates SIB Mortgage Corp., a wholly owned subsidiary of SI Bank & Trust, which conducts business under the name of Ivy Mortgage in 42 states. On December 31, 2002, Staten Island Bancorp had $6.9 billion in total assets and $614.3 million of total stockholders' equity.

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  EXHIBIT 99.2